                                                        SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the registrant  [X]

Filed by a party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12

                            A. O. Smith Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       1) Title of each class of securities to which transaction applies: ______________________

       2)   Aggregate number of securities to which transaction applies:
            ______________________

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            _____________________

       4)   Proposed maximum aggregate value of transaction:
            ____________________

       5)   Total fee paid: __________________

[ ]    Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid _________________________

       2)   Form, Schedule or Registration Statement No.:_________________

       3)   Filing Party:____________________

       4)   Date Filed: _____________________

                          [AO SMITH CORPORATION LOGO]

                                P.O. BOX 245009
                            MILWAUKEE, WI 53224-9509
                           NOTICE AND PROXY STATEMENT

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

     PLEASE TAKE NOTICE that the annual meeting of the stockholders of A. O. SMITH CORPORATION will be held on Wednesday, April 5, 2000, at 10:30 A.M., Eastern Time, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware for the following purposes:

     (1) To elect six directors chosen by the holders of Class A Common Stock.

     (2) To elect two directors chosen by the holders of Common Stock.

     (3) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2000.

     (4) To transact such other business and act upon such other matters which may properly come before the meeting or any adjournments thereof.

     Only holders of record of the Class A Common Stock and the Common Stock of the Company at the close of business on February 23, 2000, will be entitled to notice of and to vote at the meeting. The list of stockholders entitled to vote at the meeting will be available as of March 24, 2000, for examination by stockholders for purposes related to the meeting at the offices of Morris, Nichols, Arsht & Tunnell, 1201 North Market Street, Wilmington, Delaware.

     YOU ARE INVITED TO ATTEND THE MEETING IN PERSON; HOWEVER, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE TAKE A FEW MINUTES TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ARE A SHARE OWNER OF RECORD (YOUR SHARES ARE IN YOUR NAME), YOU ALSO MAY VOTE YOUR SHARES VIA THE INTERNET BY ACCESSING THE WORLDWIDE WEBSITE INDICATED ON YOUR PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. YOUR ATTENTION IS DIRECTED TO THE PROXY STATEMENT ENCLOSED WITHIN.

                                            W. David Romoser
                                            Secretary

March 2, 2000

                          [AO SMITH CORPORATION LOGO]
                 ----------------------------------------------

                                P. O. BOX 245009
                            MILWAUKEE, WI 53224-9509
                 ----------------------------------------------

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This proxy statement is furnished to stockholders of A. O. Smith Corporation (the "Company") in connection with the solicitation by its Board of Directors of proxies for use at the annual meeting of stockholders of the Company to be held on April 5, 2000, at 10:30 A.M., Eastern Time, at Wilmington, Delaware.

     The record date for stockholders entitled to notice of and to vote at the meeting is the close of business on February 23, 2000 (the "Record Date"). As of the Record Date, the Company had issued 8,722,720 shares of Class A Common Stock, par value $5 per share, 8,690,125 shares of which were outstanding and entitled to one vote each for Class A Common Stock directors and other matters. As of the Record Date, the Company had issued 23,826,642 shares of Common Stock, par value $1 per share, 14,710,752 shares of which were outstanding and entitled to one vote each for Common Stock directors and one-tenth (1/10) vote each for other matters.

     The Notice of 2000 Annual Meeting of Stockholders, this proxy statement, form of proxy card and the Company's 1999 Annual Report are being mailed on or about March 2, 2000, to each stockholder of the Company at the holder's address of record.

     Under the Company's Restated Certificate of Incorporation, as long as the number of outstanding shares of Common Stock is at least 10% of the aggregate number of outstanding shares of Class A Common Stock, the holders of the Class A Common Stock and holders of the Common Stock vote as separate classes in the election of directors. The holders of the Common Stock are entitled to elect as a class 25% of the entire board of directors of the Company. Stockholders are entitled to one vote per share in the election of directors for their class of stock.

     A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to constitute a quorum for purposes of holding the annual meeting. The voting by stockholders at the meeting is conducted by the inspectors of election. Abstentions and broker nonvotes are counted as present in determining whether the quorum requirement is met.

     Directors are elected by a plurality of the votes cast, by proxy or in person, with the holders voting as separate classes. A plurality of votes means that the nominees who receive the greatest number of votes cast are elected as directors. Consequently, any shares which are not voted, whether by abstention, broker nonvotes or otherwise, will have no effect on the election of directors.

     For all other matters considered at the meeting, both classes of stock vote together as a single class, with the Class A Common Stock entitled to one vote per share and the Common Stock entitled to 1/10th vote per share. All such other matters are decided by a majority of the votes cast. On such other matters, an abstention will have the same effect as a "no" vote but, because shares held by brokers will not be considered to vote on matters as to which the brokers withhold authority, a broker nonvote will have no effect on the vote.

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. A proxy may be revoked by the person giving it at any time before the exercise thereof by written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company or by attending the meeting and voting in person. All valid proxies not revoked will be voted unless marked to abstain. Where a choice is specified on a proxy, the shares represented by such proxy will be voted in accordance with the specification made. If no instruction is indicated, the shares will be voted FOR proposals (1) through (3) set forth in the accompanying notice.

     The cost of soliciting proxies, including preparing, assembling and mailing the notice of meeting, proxy statement, form of proxy and other soliciting materials, as well as the cost of forwarding such material to the beneficial owners of stock, will be paid by the Company. In addition to solicitation by mail, directors, officers, regular employees of the Company and others may also, but without compensation other than their regular compensation, solicit proxies personally or by telephone or other means of electronic communication. The Company may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy material to principals and beneficial owners.

                             PRINCIPAL STOCKHOLDERS

     The following table shows persons who may be deemed to be beneficial owners (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of more than 5% of any class of the Company's stock. Unless otherwise noted, the table reflects beneficial ownership as of December 31, 1999.

                                 NAME AND ADDRESS          AMOUNT AND NATURE OF   PERCENT
TITLE OF CLASS                 OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP   OF CLASS
--------------                 -------------------         --------------------   --------
Class A                   Smith Investment Company*             8,067,252(1)       92.83%
Common Stock              P.O. Box 245011
                          Milwaukee, WI 53224-9511
Common Stock              Smith Investment Company              1,559,076(2)       10.60%(2)
                          P.O. Box 245011
                          Milwaukee, WI 53224-9511
Common Stock              Dimensional Fund Advisors Inc.          979,050(3)        6.66%
                          1299 Ocean Avenue, 11th Floor
                          Santa Monica, CA 90401
Common Stock              T. Rowe Price Associates Inc.         1,801,300(4)       12.25%
                          100 East Pratt Street
                          Baltimore, MD 21202

---------------
(1) On December 31, 1999, Arthur O. Smith owned beneficially 230,740 shares, and his wife owned of record and beneficially 6,970 shares of the outstanding common stock of SICO; various trusts held 404,410 shares for the benefit of the wife and issue of Arthur O. Smith. On December 31, 1999, Lloyd B. Smith owned beneficially 1,924 shares of the outstanding common stock of SICO; various trusts held 624,086 shares for the benefit of the wife and issue of Lloyd B. Smith. In addition, Messrs. Smith were trustees of various trusts for the benefit of persons other than themselves, their wives and issue, which trusts held on December 31, 1999, an aggregate of 1,003,520 shares of the outstanding common stock of SICO. The shares of SICO held beneficially by Messrs. Smith and their wives, together with shares held by Messrs. Smith in trust for others comprised 68.5% of the 3,317,066 outstanding shares of common stock of SICO on December 31, 1999. Messrs. Smith have shared investment and voting power on all trusts for which they are co-trustees. On all other trusts, one or the other shares trust powers with at least one other person. Messrs. Smith disclaim that any of the foregoing interests in the common stock of SICO constitute beneficial ownership of any common stock of the Company.

(2) Pursuant to the Company's Restated Certificate of Incorporation, Class A Common Stock is convertible at any time at the option of the holder into Common Stock on a share-for-share basis. For purposes of computing beneficial ownership of SICO's Common Stock, assuming that all Class A Common Stock held by SICO was converted into Common Stock, SICO's beneficial ownership of the Common Stock is 9,626,328 shares, which represents 42.3% of the class of Common Stock.

(3) Dimensional Fund Advisors Inc. has sole voting power and sole dispositive power with respect to 979,050 shares.

(4) These securities are owned by various individual and institutional investors, including T. Rowe Small-Cap Fund, Inc. (which owns 1,055,000 shares, representing 7.18% of the shares outstanding). T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

 * Throughout the balance of the proxy statement Smith Investment Company is referred to as "SICO".

     Information on beneficial ownership is based upon Schedules 13D or 13G filed with the Securities and Exchange Commission and any additional information which may have been provided to the Company by any beneficial owners.

                             ELECTION OF DIRECTORS

     Eight directors are to be elected to serve until the next succeeding annual meeting of stockholders and thereafter until their respective successors shall be duly elected and qualified. Owners of Class A Common Stock are entitled to elect six directors and owners of Common Stock are entitled to elect the two remaining directors.

     It is intended that proxies hereby solicited will be voted for the election of the nominees named below. Proxies will not be voted for a greater number of persons than the eight nominees named below. All nominees have consented to being named in the proxy statement and to serve if elected. If any nominee for election as a director shall become unavailable to serve as a director, proxies will be voted for such substitute nominee as may be nominated by the Board of Directors.

     The following information has been furnished to the Company by the respective nominees for director. Each nominee has been principally engaged in the employment indicated for the last 5 years unless otherwise stated.

NOMINEES -- CLASS A COMMON STOCK

     TOM H. BARRETT -- Partner in American Industrial Partners -- Private investment partnership.

     Mr. Barrett is 69 years of age and has been a director of the Company since 1981. He is the chairperson of the Personnel and Compensation Committee of the Board. He retired as chairman of the board and chief executive officer of The Goodyear Tire & Rubber Company in 1991. He is also a director of Air Products and Chemicals, Inc., MONY Group Inc. and Newell Rubbermaid Incorporated.

     GLEN R. BOMBERGER -- Executive Vice President and Chief Financial Officer.

     Mr. Bomberger, 62, became a director and executive vice president and chief financial officer in 1986. He is a member of the Investment Policy Committee of the Board. Mr. Bomberger joined the Company in 1960. He is currently a director of SICO. He is a director of Firstar Funds, Inc.

     ROBERT J. O'TOOLE -- Chairman of the Board, President and Chief Executive Officer.

     Mr. O'Toole, 59, became chairman of the board in 1992. He is a member of the Investment Policy Committee of the Board. He was elected chief executive officer in March, 1989. He was elected president, chief operating officer and a director in 1986. Mr. O'Toole joined the Company in 1963. He is a director of Briggs & Stratton Corporation and Factory Mutual Insurance Company.

     DR. AGNAR PYTTE -- President Emeritus, Case Western Reserve University.

     Dr. Pytte, 67, was elected a director of the Company in 1991. He is a member of the Audit Committee of the Board. He became the president of Case Western Reserve University in July, 1987 and retired on June 30, 1999. Prior to July, 1987, Dr. Pytte was the provost at Dartmouth College where he held other academic positions since 1958. He is now adjunct professor at Dartmouth College. Dr. Pytte is also a director of The Goodyear Tire & Rubber Company.

     ARTHUR O. SMITH -- Director of Smith Investment Company.

     Mr. Smith is 69 years of age and has been a director of the Company since 1960. He is a member of the Personnel and Compensation Committee and the chairperson of the Investment Policy Committee of the Board. He is retired chairman and chief executive officer of SICO and the retired chairman of ASI Technologies, Inc. Mr. Smith is the uncle of Bruce M. Smith, a director of the Company.

     BRUCE M. SMITH -- Chairman of the Board, President and Chief Executive Officer of Smith Investment Company.

     Mr. Smith is 51 years of age and has been a director of the Company since 1995. He is a member of the Investment Policy Committee and the Personnel and Compensation Committee of the Board. He was elected chairman and chief executive officer of SICO on January 29, 1999, and was elected president of SICO in 1993. Prior to that time, he was executive vice president of A. O. Smith Water Products Company, a division of the Company, from 1991 through June, 1993 and managing director of A. O. Smith Electric Motors (Ireland) Ltd., a subsidiary of the Company, from 1988 to 1991. Mr. Smith originally joined the Company in 1978. He is a director of SICO. He is the nephew of Arthur O. Smith, a director of the Company.

NOMINEES -- COMMON STOCK

     WILLIAM F. BUEHLER -- Vice Chairman of the Board of Directors and President
- Industry Solutions Operations, Xerox Corporation.

     Mr. Buehler, 60, was elected a director of the Company in 1998. He is a member of the Personnel and Compensation Committee of the Board. In April of 1999, he was named vice chairman of the board of directors and president - Industry Solutions Operations of Xerox Corporation. Mr. Buehler joined Xerox Corporation in 1991 as executive vice president and chief staff officer. Prior to joining Xerox, he spent 27 years with AT & T Corporation. Mr. Buehler is a director of Xerox Corporation, Fuji Xerox Co., Ltd., Xerox's Japanese affiliate, and Quest Diagnostics.

     KATHLEEN J. HEMPEL -- Former Vice Chairman and Chief Financial Officer, Fort Howard Corporation.

     Ms. Hempel, 49, was elected a director of the Company in 1998. She is the chairperson of the Audit Committee of the Board. Ms. Hempel was vice chairman and chief financial officer of Fort Howard Corporation from 1992 until its merger into Fort James Corporation in 1997. Ms. Hempel joined Fort Howard Corporation in 1973. She is also a director of Oshkosh Truck Corporation and Whirlpool Corporation.

                                BOARD COMMITTEES

     The Board of Directors of the Company serves as a committee of the whole for designating nominees for election as director. The Board of Directors will consider written recommendations directed to the Chairman from stockholders concerning nominees for Director. The Board of Directors has 3 standing committees, the Personnel and Compensation Committee, the Investment Policy Committee and the Audit Committee. In 1999, the Personnel and Compensation Committee held 3 meetings, the Investment Policy Committee held 4 meetings and the Audit Committee met 3 times. The Personnel and Compensation Committee is responsible for establishing and administering the Company's compensation and benefit plans for officers, executives and management employees, including the determination of eligibility for participation in such plans. It determines the compensation to be paid to officers and certain other selected executives. The Investment Policy Committee is responsible for investment policy and certain other matters for all Company retirement funds and other employee benefit funds. The Audit Committee recommends the firm which will act as independent auditors for the Company and has the responsibility to review audit procedures and the internal controls of the Company.

                             DIRECTOR COMPENSATION

     With respect to fiscal 1999, directors received an annual retainer, paid quarterly, in the amount of $20,000 and the award of shares of Common Stock with a market value of $10,000 on the date of its award. Directors also received $1,000 for attendance at each board meeting, plus expenses. Each Audit and Personnel and Compensation Committee member received $3,000 and the chairperson of each received $4,000 annually; committee members also received $1,000 per meeting, plus expenses. Each Investment Policy Committee member received $3,000 and the chairperson received $4,000 annually; committee members also received $2,000 per meeting, plus expenses. Directors who are employees of the Company are not compensated for service as directors or committee members or for attendance at board or committee meetings. During 1999, a total of 6 regular meetings and 1 special meeting of the Board of Directors were held; all directors attended at least 75% of the number of board meetings and committee meetings, in the aggregate, on which the director served as a member.

     Certain directors have elected to defer payment of their fees and receipt of Common Stock shares under the Corporate Directors' Deferred Compensation Plan (the "Directors' Plan"). The Directors' Plan allows directors to defer all or a portion (not less than 50%) of their fees until any date, but not later than the year in which age 71 is attained. Payments can be made in a lump sum or in not more than 10 annual installments.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table shows, as of December 31, 1999, the Class A Common Stock and Common Stock of the Company and the Class A Common Stock and Common Stock options exercisable on or before March 1, 2000, beneficially owned by each director, each nominee for director, each named executive officer in the Summary Compensation Table and by all directors and executive officers as a group.

                                                                     AMOUNT AND NATURE OF           PERCENT
                   NAME                     TYPE OF STOCK**         BENEFICIAL OWNERSHIP(1)         OF CLASS
                   ----                     ---------------         -----------------------         --------
Tom H. Barrett                              Common Stock                   5,689 shares                   *
John A. Bertrand                            Common Stock                 116,650 shares(2)                *
Glen R. Bomberger                           Common Stock                 309,210 shares(2)            1.89%
William F. Buehler                          Common Stock                   2,687 shares                   *
Kathleen J. Hempel                          Common Stock                   2,351 shares                   *
Ronald E. Massa                             Common Stock                  75,981 shares(2)                *
Robert J. O'Toole                           Common Stock               1,042,620 shares(2)            6.37%
Dr. Agnar Pytte                             Common Stock                   6,119 shares                   *
W. David Romoser                            Common Stock                 108,766 shares(2)                *
Arthur O. Smith(3)                          Common Stock                   4,189 shares
Bruce M. Smith(3)                           Common Stock                   1,199 shares
All 20 Directors, Nominees and Executive
  Officers as a Group                       Common Stock               2,074,256 shares(2)           12.67%

---------------
*  Represents less than one percent.

** None of the directors, nominees and executive officers have beneficial ownership of Class A Common Stock.

(1)Except as otherwise noted, all securities are held with sole voting and sole dispositive power.

(2)Includes 786,050; 284,550; 99,850; 69,375; 75,600 and 1,661,500 shares of
   Common Stock subject to options exercisable on or before March 1, 2000, respectively for Messrs. O'Toole, Bomberger, Bertrand, Massa, and Romoser and for all directors and executive officers as a group. Please refer to the Option Grants and Option Exercise Tables for additional stock option information.

(3)Excludes shares beneficially owned by SICO.

                             EXECUTIVE COMPENSATION

     The SUMMARY COMPENSATION TABLE reflects all compensation awarded to, earned by or paid to each of the Company's five most highly compensated executive officers, including the chief executive officer, during fiscal year 1999, as well as all compensation awarded, earned or paid in the two previous fiscal years.

--------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                                              LONG TERM
                                   ANNUAL COMPENSATION                                       COMPENSATION
------------------------------------------------------------------------------------------   ------------
                                                                                                AWARDS
                                                                                             ------------
                                                                              OTHER ANNUAL     OPTIONS       ALL OTHER
NAME AND                                                                      COMPENSATION     GRANTED      COMPENSATION
PRINCIPAL POSITION                           YEAR   SALARY($)(1)   BONUS($)      ($)(2)         (#)(3)         ($)(4)
------------------                           ----   ------------   --------   ------------   ------------   ------------
Robert J. O'Toole                            1999     693,000      955,000       84,038         59,500        230,726
  Chairman, President and                    1998     660,000      881,000       40,581         91,700         93,908
  Chief Executive Officer                    1997     625,000      881,000       22,914         59,850         97,440

Glen R. Bomberger                            1999     375,000      360,000       67,078         18,300         55,221
  Executive Vice President and               1998     357,000      330,000       28,274         28,200         30,301
  Chief Financial Officer                    1997     340,000      330,000       27,261         24,300         36,114

John A. Bertrand                             1999     255,000      250,000       42,245         15,200         33,610
  Senior Vice President &                    1998     220,000      220,000       22,606         15,100         19,427
  President of A. O. Smith                   1997     200,000      180,000       22,484          7,950         20,328
  Electrical Products Company,
  a division of the Company

Ronald E. Massa                              1999     262,583      200,000       22,919         15,200         65,433
  Senior Vice President &                    1998     249,583      195,000       21,088         23,400         46,504
  President of A. O. Smith                   1997     237,000      195,000       19,102         15,300         43,084
  Water Products Company,
  a division of the Company

W. David Romoser                             1999     245,000      185,000       24,539         10,500         46,563
  Vice President, General                    1998     233,000      170,000       19,962         16,200         20,495
  Counsel and Secretary                      1997     221,333      170,000       18,128         10,650         19,925

--------------------------------------------------------------------------------
(1)  Includes amounts earned during 1999 even if deferred.

(2) Includes amounts of tax reimbursements for the following: Company car, country club, financial counseling and executive term life insurance premiums and reimbursement of executive payments for term life insurance premiums.

(3)  See footnote (1) in Option Grants Table.

(4) All Other Compensation includes the amounts of: (a) Company contributions under the Profit Sharing Retirement Plan (a 401(k) plan) and contributions under the Supplemental Benefit Plan for the 401(k) plan and (b) the value of the non-term portion of the premiums paid by the Company (arrived at by treating the payment as an interest-free loan to the earliest possible date the payment can be refunded and calculating its present value) for the benefit of the named executive officers pursuant to the Executive Life Insurance Plan, a split-dollar insurance plan. The amounts paid in 1999 are as follows: Mr. O'Toole -- (a) $47,975 and (b) $182,751; Mr.
     Bomberger -- (a) $25,960 and (b) $29,261; Mr. Bertrand -- (a) $17,653 and
     (b) $15,957; Mr. Massa -- (a) $18,178 and (b) $47,255; and Mr. Romoser --
     (a) $16,961 and (b) $29,602.

                              STOCK OPTION GRANTS

     The table below reflects the stock option grants made under the Long-Term Executive Incentive Compensation Plan to the five named executive officers during 1999.

--------------------------------------------------------------------------------
                              OPTION GRANTS TABLE
--------------------------------------------------------------------------------

                             Option Grants in 1999

                                                                                         POTENTIAL REALIZABLE VALUE AT
                                                                                            ASSUMED ANNUAL RATES OF
                                                                                           STOCK PRICE APPRECIATION
                                 INDIVIDUAL GRANTS                                            FOR OPTION TERM(2)
-----------------------------------------------------------------------------------   -----------------------------------
                                                    % OF
                                                    TOTAL
                                                   OPTIONS
                                      OPTIONS      GRANTED    EXERCISE
                                     GRANTED(1)    TO ALL      PRICE     EXPIRATION   0%         5%             10%
               NAME                     (#)       EMPLOYEES    ($/SH)       DATE      ($)       ($)             ($)
               ----                  ----------   ---------   --------   ----------   ---   ------------   --------------
Robert J. O'Toole
  Chairman, President and
  Chief Executive Officer              59,500       34.2%     $29.031    10/13/09     $0    $  1,086,318   $    2,752,942
Glen R. Bomberger                      18,300       10.5%     $29.031    10/13/09      0    $    334,111   $      846,703
John A. Bertrand                       15,200        8.7%     $29.031    10/13/09      0    $    277,513   $      703,273
Ronald E. Massa                        15,200        8.7%     $29.031    10/13/09      0    $    277,513   $      703,273
W. David Romoser                       10,500        6.0%     $29.031    10/13/09      0    $    191,703   $      485,813
                                      -------       -----                             --    ------------   --------------
Totals                                118,700       68.3%         N/A       N/A        0    $  2,167,158   $    5,492,004
                                      =======       =====                             ==    ============   ==============
All Stockholders
  (23,394,127 shares of Class A
  Common Stock and Common Stock)          N/A         N/A         N/A       N/A        0    $427,867,588   $1,079,856,292
Named Executive Officers' % of
  Total Outstanding Shares                N/A        .51%         N/A       N/A       $0            .51%             .51%

--------------------------------------------------------------------------------
(1) All options were granted under the Long-Term Executive Incentive Compensation Plan. The options were granted on 10/13/99 as options to acquire Common Stock and are first exercisable on 10/13/00. All options were granted at the average of market value on the date of grant and have a 10-year term.

(2) The dollar values in these columns represent assumed rates of appreciation only, over the 10-year option term, at the 5% and 10% rates of appreciation set by the Securities and Exchange Commission rules as well as a 0% increase in value. These amounts are not intended to predict or represent possible future appreciation of the Company's Common Stock value. Actual gains, if any, on stock option exercises and Common Stock holdings depend on future performance of the Company's Common Stock and overall stock market conditions.

                      OPTION EXERCISES AND YEAR-END VALUES

     The table includes information related to options exercised by the five named executive officers during fiscal year 1999 and the number and value of options held at the end of the fiscal year.

--------------------------------------------------------------------------------
                   OPTION EXERCISES AND YEAR-END VALUE TABLE
--------------------------------------------------------------------------------

 Aggregated Option Exercises in Fiscal Year 1999, and December 31, 1999, Option
                                     Values

                                                                         NUMBER OF SECURITIES
                                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                              OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                                         DECEMBER 31, 1999 (#)        DECEMBER 31, 1999($)(1)
                                     SHARES ACQUIRED      VALUE       ---------------------------   ---------------------------
               NAME                  ON EXERCISE(#)    REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
               ----                  ---------------   -----------    -----------   -------------   -----------   -------------
Robert J. O'Toole
  Chairman, President
  and Chief Executive
  Officer                                129,000       $2,543,725       786,050        59,500       $7,696,358          0
Glen R. Bomberger                         45,000       $1,154,037       284,550        18,300       $3,109,214          0
John A. Bertrand                          20,700       $  482,993        99,850        15,200       $  957,844          0
Ronald E. Massa                                0       $        0        69,375        15,200       $1,002,253          0
W. David Romoser                               0       $        0        75,600        10,500       $  838,639          0

--------------------------------------------------------------------------------

(1) Based on the difference between the option exercise price and the closing price on the New York Stock Exchange of $21.875 for the Common Stock on December 31, 1999.

--------------------------------------------------------------------------------
                             PENSION PLAN TABLE(1)
--------------------------------------------------------------------------------

                                         YEARS OF SERVICE(3)
                     ------------------------------------------------------------
REMUNERATION(2)(4)     10        20        25         30         35         40
------------------   -------   -------   -------   --------   --------   --------
       150,000       $22,444   $44,887   $56,109   $ 67,331   $ 78,553   $ 89,774
       175,000        23,541    47,336    59,233     71,130     83,027     94,924
       200,000        24,966    52,322    66,000     79,678     93,356    107,033
       225,000        26,390    57,308    72,766     88,225    103,684    119,142
       250,000        27,757    62,090    79,257     96,423    113,590    130,000*
       275,000        28,528    64,788    82,918    101,048    119,178    130,000*
300,000 and above     28,663    65,262    83,561    101,860    120,159    130,000*

--------------------------------------------------------------------------------

(1) The Pension Plan Table shows estimated annual benefits payable to an executive officer upon retirement under the A. O. Smith Retirement Plan, assuming retirement at December 31, 1999, at age 65 and based upon the final compensation and years of service set forth in the Table. Benefit amounts were computed on a straight-life annuity basis.

(2) The compensation covered by the Plan is based on the average of the highest 5 years of annual compensation out of the last 10 years prior to retirement. The amount included in the calculation of compensation, as reflected in the Summary

    Compensation Table, is Salary and 50% of Bonus; but does not include Other Annual Compensation, Long Term Compensation or All Other Compensation amounts.

(3) Messrs. O'Toole, Bomberger, Bertrand, Massa, and Romoser had 36, 39, 32, 22, and 7 years of service, respectively, at year-end.

(4) Maximum allowable salary that can be used in benefit calculation through 1993 is $235,840; in 1994, 1995 and 1996 is $150,000; and in 1997, 1998 and
    1999 is $160,000.

*  Maximum annual benefit payment in 1999 is $130,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     A. O. Smith Corporation had sales of $188.6 million in 1999 to York International Corporation. Mr. Pokelwaldt is a director of the Company and was Chairman and Chief Executive Officer of York International Corporation.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The directors who served as members of the Personnel and Compensation Committee during fiscal year 1999 were Tom H. Barrett, William F. Buehler, Robert. N. Pokelwaldt, Arthur O. Smith and Bruce M. Smith.

     Mr. Arthur O. Smith is a director of SICO, and Mr. Bruce M. Smith is chairman, president and chief executive officer of SICO. During 1999, the Company provided SICO consulting services; office space; directors', officers' and group insurance coverage and other miscellaneous services. The Company was reimbursed by SICO in the amount of $90,680 for the Company's costs relating to such services. Mr. Glen R. Bomberger, an executive officer and a director of the Company, is also a director of SICO and served as a member of the Compensation Committee of SICO.

               BOARD PERSONNEL AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Personnel and Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing an executive compensation program and for administering the executive compensation policies and plans of the Company. The Committee also determines the amount of compensation which the Company's chief executive officer and other executive officers receive annually.

     The Committee consists of five members, each of whom is an outside director of the Company. This report was prepared by the Committee to provide the Company's stockholders with a summary of its executive compensation policies and practices.

     The Committee has two primary objectives relating to the Company's executive compensation program. The first is to recruit and retain high quality executive leadership which is committed to achieving the current and long term successful and profitable operations of the Company's businesses. The other is to maintain an incentive compensation program which links executive pay to the Company's return on investment.

     In order to achieve these objectives, the Committee provides an executive compensation program competitive with other comparably sized manufacturing companies. The Committee believes that return on investment currently provides the best measure of performance because it closely correlates the benefits to the stockholders with the financial incentives for the executives. The Committee has established ranges for financial incentives based upon return on investment, with smaller incentive payments for a modest return on investment and larger incentive payments for greater returns.

     The Company's executive compensation program consists of three components: base salary, short term incentive (bonus) compensation and long term incentive (stock options) compensation. In determining the executive compensation practices, the Committee compares the Company's executive compensation program with other companies' compensation programs for executives with similar management responsibilities. The companies surveyed include comparable manufacturing businesses. The Committee reviews executive compensation data bases and also from time to time uses independent compensation consultants for purposes of evaluating and reviewing the Company's executive compensation program.

     The Committee has designated certain executives, including the chief executive officer ("CEO"), for compensation under the executive compensation program in accordance with the performance criteria and standards described below.

BASE SALARY

     The Committee establishes competitive salary ranges for the executive officers, generally at the median level of the salary ranges in the survey referred to above. In addition, the Committee reviews each executive's performance and accomplishments during the prior year as well as experience and service with the Company in determining the annual base salary level for the executive within the applicable salary range. In 1999, this methodology was followed in establishing base salaries for the executive officers.

SHORT TERM INCENTIVE COMPENSATION

     Short term incentive compensation is provided under the Executive Incentive Compensation Plan ("EICP"). The EICP, consistent with the Company's philosophy of linking compensation to the Company's return on investment, provides an opportunity for executives to earn a cash bonus, the amount of which is based upon the Company's and/or the operating unit's return on investment. Each year the Committee sets minimum and maximum financial objectives for each of the business units and the corporation. Achievement of these financial objectives by the business or corporate units determines the amount of the Incentive Compensation Fund available for the award of individual executive bonuses.

     Incentive compensation, while predicated on the executive's unit meeting its financial objective, is also based upon achievement of strategic objectives established each year for the executive. In determining the amount of the incentive compensation award to be paid to an individual executive, the Committee considers the executive's scope of responsibility, contributions to profit improvement and attainment of the individual's strategic objectives. Approximately half of the incentive compensation award distributed to the individual executive is based on the return on investment of the executive's business unit and is formula-based between maximum and minimum target achievement. The other half of the award is based upon accomplishment of the executive's strategic objectives, such as development of personnel, planning, maintenance of product leadership, continuous improvement programs and product and process research and development. In 1999 the Committee made incentive compensation awards to the participating executives based on these factors.

     The maximum amount of incentive compensation payable to an executive during any year is 200% of base salary. In order to be eligible for incentive compensation, executives are required to enter into annual contracts (standard incentive plan contracts required for all plan participants) which obligate them to remain in the employment of the Company for the year.

LONG TERM INCENTIVE COMPENSATION

     The Committee utilizes the shareholder approved Long Term Executive Incentive Compensation Plan ("LTEICP") as another key component in carrying out the Company's philosophy of linking the executive compensation program to the stockholders' interests. The LTEICP consists of stock options which are granted annually to the executives at the current market price of the stock on the date of the grant. The size of the option grant to the executive is established at a level commensurate with the median level of grants for the executive's position as reported in the aforementioned survey data and studies by independent compensation consultants. Pursuant to the LTEICP, executives enter into standard plan contracts each year which reflect the specific terms of the stock option grants and terms of forfeiture should the executive leave the employment of the Company.

CEO COMPENSATION

     The Committee, in establishing the 1999 compensation program for the Chief Executive Officer, Robert J. O'Toole, employed the methodology and surveys previously described in this report. In setting Mr. O'Toole's base salary for 1999, the Committee reviewed his accomplishments during the prior year, experience, and service with the Company and determined to position it at the median level of salaries of chief executive officers of comparable manufacturing companies. Mr. O'Toole's bonus compensation for 1999 was directly related to the Company's return on investment earned by the Company and reflected Committee set minimum and maximum objectives. The maximum amount of bonus compensation payable to Mr. O'Toole is 200% of base salary. The Committee made stock option grants to Mr. O'Toole under the LTEICP consistent with the methodology utilized in making grants to the other participating executives.

CONCLUDING REMARKS

     The Committee reviewed executive compensation during 1999 and concluded that the stockholders' interests were well served by the executive compensation program. The Committee will continue to monitor and evaluate its executive compensation program and make any adjustments determined to be appropriate. The Committee has and intends to preserve the deductibility of executive compensation paid by the Company in accordance with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended.

                       PERSONNEL & COMPENSATION COMMITTEE

                            TOM H. BARRETT, CHAIRMAN
                           WILLIAM F. BUEHLER, MEMBER
                          ROBERT N. POKELWALDT, MEMBER
                            ARTHUR O. SMITH, MEMBER
                             BRUCE M. SMITH, MEMBER

                               PERFORMANCE GRAPH

     The graph below shows a five-year comparison of the cumulative shareholder return on the Company's common stock with the cumulative total return of companies on the S&P Smallcap 600 and the S&P 600 Electrical Equipment Index, all of which are published indices.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  FROM DECEMBER 31, 1994 TO DECEMBER 31, 1999

                              [PERFORMANCE GRAPH]

-----------------------------------------------------------------------------------------------------------------------
                 COMPANY/INDEX                 12/31/94    12/31/95    12/31/96    12/31/97    12/31/98    12/31/99
-----------------------------------------------------------------------------------------------------------------------
    SMITH (A O) CORP                             100         86.82      128.48      185.15      164.38      149.18
-----------------------------------------------------------------------------------------------------------------------
    S&P SMALLCAP 600 INDEX                       100        129.96      157.67      198.01      195.42      219.66
-----------------------------------------------------------------------------------------------------------------------
    S&P 600 ELECTRICAL EQUIPMENT                 100        125.59      143.17      176.28      178.23      274.59
-----------------------------------------------------------------------------------------------------------------------

              ASSUMES $100 INVESTED WITH REINVESTMENT OF DIVIDENDS


                                      13
\

                      COMPLIANCE WITH SECTION 16(A) OF THE
                            SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York and American Stock Exchanges. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) Forms 3, 4 and 5 which they file.

     Based solely on its review of the copies of such forms received by the Company and written representations from certain reporting persons during fiscal year 1999, the Company believes that all filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were met.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed Ernst & Young LLP, Certified Public Accountants, as the Company's independent auditors for 2000. The action of the Board of Directors was taken upon the recommendation of its Audit Committee.

     Although not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate to obtain stockholder ratification of the Board's action in appointing Ernst & Young LLP as the Company's independent auditors. Should such appointment not be ratified, the Board of Directors will reconsider the matter.

                                 OTHER BUSINESS

     Management is not aware of any matters other than those stated above which may be presented for action at the meeting, but should any matter requiring a vote of the stockholders arise, it is intended that proxies solicited will be voted in respect thereof in accordance with the discretion of the person or persons voting the proxies.

                         DATE FOR STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2001 annual meeting of stockholders must be received by the Company no later than November 7, 2000, to be included in the materials for the 2001 meeting.

March 2, 2000

     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR VOTE YOUR SHARES VIA THE INTERNET. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                          [AO SMITH CORPORATION LOGO]

                             A. O. SMITH CORPORATION
                              PROXY - COMMON STOCK

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints ROBERT J. O'TOOLE, GLEN R. BOMBERGER and W. DAVID ROMOSER, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the annual meeting of stockholders of A. O. Smith Corporation to be held on April 5, 2000, at 10:30 a.m. Eastern Time, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, or at any adjournment thereof, and there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

         A. O. Smith Corporation encourages you to take advantage of a convenient way to vote your proxy via the Internet.

         To vote via the Internet, log on to the Internet and go to the website: https://www.css2.sungard.com/Firstar/InterLink?pbProxyVoting=1

         Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                                IF VOTING BY MAIL
              \/ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED \/

                   A. O. SMITH CORPORATION 2000 ANNUAL MEETING

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

1. ELECTION OF DIRECTORS:  1. William F. Buehler  2.  Kathleen J. Hempel       /__/  FOR all nominees     /__/  WITHHOLD  AUTHORITY
                                                                               listed  to the left        to vote for all
                                                                               (except as specified       nominees listed
                                                                               below).                    to the left.

(Instructions:  To withhold authority to vote for any individual nominee, write number(s) of nominee(s) in the box provided to the right.)
                                                                                 ---------------->       -------------------

2. Proposal to approve the ratification of Ernst & Young LLP as the independent     /__/FOR      /__/  AGAINST     /__/ ABSTAIN
   auditors of the corporation:

                  DIRECTORS RECOMMEND A VOTE FOR.


Check appropriate box                                Date     ______________________             NO. OF SHARES
Indicate changes below:
Address change?   /__/     Name Change?     /__/


                                                                         -----------------------------------------
                                                                         Signature(s) in Box
                                                                         Please sign exactly as your name appears on this proxy.
                                                                         When shares are held by joint tenants, both should sign.
                                                                         When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a
                                                                         corporation, please sign in full corporate name by
                                                                         President or other authorized officer. If a partnership,
                                                                         please sign in partnership name by authorized person.

                             A. O. SMITH CORPORATION
                          PROXY - CLASS A COMMON STOCK

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints ROBERT J. O'TOOLE, GLEN R. BOMBERGER and W. DAVID ROMOSER, or any one of them, with full power of substitution, as proxy or proxies of the undersigned to attend the annual meeting of stockholders of A. O. Smith Corporation to be held on April 5, 2000, at 10:30 a.m. Eastern Time, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, or at any adjournment thereof, and there to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

         A. O. Smith Corporation encourages you to take advantage of a convenient way to vote your proxy via the Internet.

         To vote via the Internet, log on to the Internet and go to the website: https://www.css2.sungard.com/Firstar/InterLink?pbProxyVoting=1

         Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

                                IF VOTING BY MAIL
             \/ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED \/

                   A. O. SMITH CORPORATION 2000 ANNUAL MEETING

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

1. ELECTION OF DIRECTORS: 1. Tom H. Barrett   2. Glen R. Bomberger  3. Robert J. O'Toole
                          4. Dr. Agnar Pytte  5. Arthur O. Smith    6. Bruce M. Smith   /__/FOR all nominees  /__/WITHHOLD AUTHORITY
                                                                                        listed to the left    to vote for all
                                                                                        (except as specified  nominees listed
                                                                                        below).               to the left.

(Instructions:  To withhold authority to vote for any individual nominee, write number(s) of nominee(s) in the box provided to the right.)
                                                                                        ------------------>   ----------------------



2. Proposal to approve the ratification of Ernst & Young LLP as the independent      /__/FOR     /__/ AGAINST      /__/ ABSTAIN
   auditors of the corporation:
                  DIRECTORS RECOMMEND A VOTE FOR.


Check appropriate box                                Date     ______________________             NO. OF SHARES
Indicate changes below:
Address change?   /__/     Name Change?     /__/

                                                                         ------------------------------------------------
                                                                         Signature(s) in Box
                                                                         Please sign exactly as your name appears on this proxy.
                                                                         When shares are held by joint tenants, both should sign.
                                                                         When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a
                                                                         corporation, please sign in full corporate name by
                                                                         President or other authorized officer. If a partnership,
                                                                         please sign in partnership name by authorized person.

                             A. O. SMITH CORPORATION

           VOTING INSTRUCTIONS TO THE MARSHALL & ILSLEY TRUST COMPANY
                        TRUSTEE OF THE A. O. SMITH PROFIT
                             SHARING RETIREMENT PLAN


          THIS VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE TRUSTEE

         The undersigned hereby directs the Marshall & Ilsley Trust Company, Trustee of the A. O. Smith Profit Sharing Retirement Plan, to vote the shares of
A. O. Smith Corporation Common Stock allocated to the undersigned's account in said Trust at the Annual Meeting to be held on April 5, 2000, and all adjournments.

         VOTING INSTRUCTIONS TO THE TRUSTEE: IF NO CHOICES ARE MARKED BELOW, THE TRUSTEE WILL VOTE FOR PROPOSALS 1 AND 2.



             \/ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED \/

                  A. O. SMITH CORPORATION 2000 ANNUAL MEETING

Voting Instructions to the Trustee: If no choices are marked below, the Trustee will vote FOR proposals 1 and 2.

1.  ELECTION OF DIRECTORS: 1. William F. Buehler   2. Kathleen J. Hempel     /__/  FOR all nominees       /__/  WITHHOLD  AUTHORITY
                                                                             listed  to the left          to vote for all
                                                                             (except as specified         nominees listed
                                                                             below).                      to the left.

(Instructions:  To withhold authority to vote for any individual nominee, write number(s) of nominee(s) in the box provided to the right.)
                                                                                --------------->          -----------------------



2. Proposal to approve the ratification of Ernst & Young LLP as the independent      /__/FOR  /__/  AGAINST     /__/ ABSTAIN
   auditors of the corporation:
                  DIRECTORS RECOMMEND A VOTE FOR.



Check appropriate box                                Date     ______________________             NO. OF SHARES
Indicate changes below:
Address change?   /__/     Name Change?     /__/



                                                                         ------------------------------------------------
                                                                         Signature(s) in Box
                                                                         Please sign exactly as your name appears on this proxy.
                                                                         When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.